UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                 FORM 8-K/A
                               Amendment No. 1


                               CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 13, 2000



                        PATH 1 NETWORK TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)



         Delaware                000-30928                13-3989885
(State of Incorporation) (Commission File Number) (I.R.S. Identification No.)

             3636 Nobel Drive, Suite 275, San Diego, California 92122
                     (Address of principal executive offices)



       Registrant's telephone number, including area code: (858) 450-4220

Path 1 Network Technologies Inc. hereby amends Item 7 of its Current Report on Form 8-K filed October 30, 2000, for an event of October 13, 2000, as follows. Path 1 acquired the assets of Metar Technologies, a division of Metar ADC.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         The unaudited financial statements of Metar Technologies for the nine months ended September 30, 2000, and the audited financial statements of Metar Technologies for the year ended December 31, 1999, and for the period from March 1, 1998 (inception) to December 31, 1998 filed herein as Exhibit 99.1.

(b)      Pro Forma Financial Information.

         The following unaudited pro forma combined condensed consolidated financial information is being filed herein:

         Unaudited Pro Forma Combined Condensed Balance Sheet at September 30, 2000.

         Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30, 2000.

         Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1999.

         Notes to the Unaudited Pro Forma Combined Condensed Financial
         Statements.

  PATH 1 NETWORK TECHNOLOGIES INC. AND METAR TECHNOLOGIES UNAUDITED PRO FORMA
                  COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial information gives effect to the acquisition by Path 1 Network Technologies Inc. ("Path 1") of Metar Technologies ("Metar"), which was accounted for as a purchase. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of Path 1 and Metar and has been prepared to reflect the acquisition by Path 1 of Metar as if the acquisition had occurred as of September 30, 2000. The unaudited pro forma combined condensed statement of operations is based on the individual historical statements of operations of Path 1 and Metar and combines the results of operations of Path 1 for the nine months ended September 30, 2000, and for the year ended December 31, 1999, with the results of operations of Metar for the nine months ended September 30, 2000, and for the year ended December 31, 1999, as if the acquisition had occurred on January 1, 1999.

The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future financial position or operating results of Path 1. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Path 1 and Metar operations. The costs related to restructuring and integration have not yet been determined. Path 1 expects to charge these costs to operations during the period incurred.

The unaudited pro forma combined condensed financial information should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1999 included in the Path 1's Form 10/A filed June 19, 2000, and the financial statements and accompanying notes of Metar filed herein.

                              PATH 1 NETWORK TECHNOLOGIES INC. AND METAR TECHNOLOGIES
                               UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                               AT SEPTEMBER 30, 2000
                                                   (IN THOUSANDS)

                                                                                  PRO FORMA              PRO FORMA
                                                        PATH 1        METAR      ADJUSTMENTS   NOTES     COMBINED
                                                      -----------  -----------  ------------  --------  -----------
ASSETS
Current assets:
    Cash and cash equivalents                         $   10,557   $        -   $    (1,000)    (A)     $    9,557
    Marketable securities, available for sale              3,513            -             -                  3,513
    Deposits and prepaid expenses                             95            -             -                     95
                                                      -----------  -----------  ------------            -----------
         Total current assets                             14,165            -        (1,000)                13,165

Property and equipment, net                                  270            7             -                    277
Intangible assets                                              -            -         1,791     (B)          1,791
Investment in Jyra Research, Inc.                             64            -             -                     64
                                                      -----------  -----------  ------------            -----------
Total Assets                                          $   14,499   $        7   $       791             $   15,297
                                                      ===========  ===========  ============            ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities          $      594   $        -   $       100     (C)     $      694
    Current portion of obligation to Metar ADC                 -            -            38     (D)             38
                                                      -----------  -----------  ------------            -----------
         Total current liabilities                           594            -           138                    732

    Long-term obligation to Metar ADC, less
      current portion                                          -            -           660     (D)            660

Stockholders' equity:
    Common stock, $0.001 par value                             8            -             -                      8
    Additional paid-in capital                            34,819            -             -                 34,819
    Net contribution from Metar ADC and
      related parties                                          -          293          (293)    (E)              0
    Deferred compensation                                 (5,368)           -             -                 (5,368)
    Accumulated other comprehensive gain                     416            -             -                    416
    Deficit accumulated during the development
      stage                                              (15,970)        (286)          286     (F)        (15,970)
                                                      -----------  -----------  ------------            -----------
         Total stockholders' equity                       13,905            7            (7)                13,905
                                                      -----------  -----------  ------------            -----------
Total liabilities and stockholders' equity            $   14,499   $        7   $       791             $   15,297
                                                      ===========  ===========  ============            ===========

The above pro forma combined condensed balance sheet does not include the effect of amortization of purchased intangible assets to be recorded by Path 1 in conjunction with the acquisition.

See accompanying notes to the unaudited pro forma combined condensed financial statements.

                                 PATH 1 NETWORK TECHNOLOGIES INC. AND METAR TECHNOLOGIES
                             UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    PRO FORMA                 PRO FORMA
                                                      PATH 1         METAR         ADJUSTMENTS     NOTES      COMBINED
                                                   ------------   ------------    -------------   --------   ------------
Operating expenses:
    Research and development                       $     2,419    $        69                -                     2,488
    Sales and marketing                                    750             22                -                       772
    General and administrative                           1,636              -                -                     1,636
    Amortization of intangible assets                        -              -              448      (A)              448
    Stock-based compensation                             4,708              -                -                     4,708
                                                   ------------   ------------    -------------              ------------
           Total operating expenses                     (9,513)           (91)            (448)                  (10,052)

Interest income                                            270              -              (33)     (B)              237
Interest expense                                             -              -             (117)   (C), (D)          (117)
Currency translation gain                                    -             12                -                        12
Loss on investment in Jyra Research, Inc.                  (49)             -                -                       (49)
                                                   ------------   ------------    -------------              ------------
Net loss                                           $    (9,292)   $       (79)    $       (598)              $    (9,969)
                                                   ============   ============    =============              ============

Loss per common share - basic and diluted          $     (1.30)                                              $     (1.40)
                                                   ============                                              ============

Weighted average common shares outstanding               7,140                                                     7,140
                                                   ============                                              ============


(A) Adjustment to reflect the nine-month amortization of intangible assets based on the allocation of the acquired purchase price in the September 30, 2000 pro forma balance sheet.

(B) Adjustment to eliminate interest income that would not have been earned on the cash expended for the transaction.

(C) Adjustment of US$80,000 to reflect nine months of imputed interest expense on the payments due to Metar ADC at an interest rate of fifteen percent.

(D) Adjustment of US$37,000 to reflect three months of interest expense, calculated at fifteen percent, on assumed borrowings of US$1 million to fund the initial payment to Metar ADC as Path 1's cash balances would have been insufficient for the first three months of 2000.

                               PATH 1 NETWORK TECHNOLOGIES INC. AND METAR TECHNOLOGIES
                           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                         FOR THE YEAR ENDED DECEMBER 31, 1999
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               PRO FORMA                   PRO FORMA
                                                  PATH 1         METAR        ADJUSTMENTS      NOTES       COMBINED
                                               ------------   ------------   -------------    -------    ------------
Operating expenses:
    Research and development                   $     1,348    $       106    $          -                $     1,454
    Sales and marketing                                359             29               -                        388
    General and administrative                       2,293              -               -                      2,293
    Amortization of intangible assets                    -              -             598      (A)               598
    Stock-based compensation                             -              -               -                          -
                                               ------------   ------------   -------------               ------------
           Total operating expenses                 (4,000)          (135)           (598)                    (4,733)

Interest income                                         19              -               -                         19
Interest expense                                         -              -            (262)    (B), (C)          (262)
Currency translation gain                                -             20               -                         20
Loss on investment in Jyra Research, Inc.              (34)             -               -                        (34)
                                               ------------   ------------   -------------               ------------
Net loss                                       $    (4,015)   $      (115)   $       (860)               $    (4,990)
                                               ============   ============   =============               ============

Loss per common share - basic and diluted      $     (0.71)                                              $     (0.88)
                                               ============                                              ============

Weighted average common shares outstanding           5,679                                                     5,679
                                               ============                                              ============


(A) Adjustment to reflect the twelve-month amortization of intangible assets based on the allocation of the acquired purchase price in the September 30, 2000 pro forma balance sheet.

(B) Adjustment of US$112,000 to reflect twelve months of imputed interest expense on the payments due to Metar ADC at an interest rate of fifteen percent.

(C) Adjustment of US$150,000 to reflect twelve months of interest expense, calculated at fifteen percent, on assumed borrowings of US$1 million to fund the initial payment to Metar ADC as Path 1's cash balances would have been insufficient in 1999.

                           PATH 1 AND METAR
            NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED
                         FINANCIAL STATEMENTS

1.   PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

The acquisition will be accounted for as a purchase in accordance with the provisions of APB No. 16. Under the terms of the purchase agreement, Path 1 will pay US$2 million in cash for the assets of Metar Technologies. The first US$1 million is payable upon receipt and acceptance of designated technology transfers from Metar ADC. The second US$1 million is payable over a three-year period as follows: US$150,000 in year one, US$250,000 in year two and US$600,000 in year three. The present value of the future payments due to Metar ADC using a discount rate of fifteen percent is US$698,000. In addition to the US$1.7 million purchase price, Path 1 expects to incur approximately US$100,000 in acquisition-related costs.

Based on the consideration issued in the transaction, and the related costs, the total purchase price of Metar is approximately US$1.8 million determined as follows (in thousands):


            Cash                                US$  1,000
            Present value of the future
              payments due to Metar ADC                698
            Acquisition costs                          100
            Total consideration                 US$  1,798


Although Path 1 has not conducted an independent valuation of the tangible and intangible assets acquired in order to allocate the purchase price in accordance with APB No. 16, the purchase price was allocated as follows based on management's best estimate of the acquired tangible and intangible assets (in thousands):


            Property and Equipment              US$      7
                Intangible Assets                    1,791
                Total Consideration             US$  1,798


The acquired intangible assets will be amortized over an estimated useful life of three years.

2.   PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(A) To reflect US$1.0 million initial cash paid to Metar ADC at the completion of the acquisition.

(B) The residual amount of the Metar purchase price over the net book value of assets purchased has been allocated to intangible assets that consists primarily of acquired technology.

(C) To increase the accrued expenses by US$100,000 for acquisition-related expenses such as legal, accounting and other miscellaneous fees.

(D) To reflect the net present value of current and non-current future payments due to Metar ADC that total US$150,000 in year one, US$250,000 in year two and US$600,000 in year three.

(E) To eliminate the net contribution of Metar ADC and related parties of US$293,000.

(F) To eliminate the Metar deficit accumulated during the development stage of US$286,000.


      (c) EXHIBITS

          2.1* Sale Purchase Agreement among Path 1 Network Technologies Inc., Metar ADC and Michael Florea, dated October 13, 2000.

          23.1    Consent of Ernst & Young LLP, Independent Auditors.

          99.1 Unaudited financial statements of Metar Technologies for the nine months ended September 30, 2000, and the audited financial statements of Meter Technologies for the year ended December 31, 1999, and for the period from March 1, 1998 (inception) to December 31, 1998.

      --------------------------------------------------------------------------
      * - Previously filed as an exhibit to the Form 8-K filed on October 30, 2000.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.




/s/ Richard B. Slansky
Richard B. Slansky
Chief Financial Officer
(Principal Financial and Accounting Officer)


12/22/00
Date

EXHIBIT INDEX


Exhibits        Description

23.1        Consent of Ernst & Young LLP, Independent Auditors.

99.1 Unaudited financial statements of Metar Technologies for the nine months ended September 30, 2000, and the audited financial statements of Meter Technologies for the year ended December 31, 1999, and for the period from March 1, 1998 (inception) to December 31, 1998.


EXHIBIT 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Forms S-8 (No. 333-46664 & No. 333-46320) of our report dated November 27, 2000 with respect to the financial statement of Metar Technologies - a division of Metar ADC, included in the Path 1 Network Technologies' Form 8-K, to be filed on or about December 20, 2000 with the Securities and Exchange Commission.




                                        /s/ ERNST & YOUNG LLP


San Diego, California
December 20, 2000

EXHIBIT 99.1

            Metar Technologies (a development stage entity) -
                         a division of Metar ADC

                           Financial Statements

 For the period from March 1, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, and the nine months ended September 30, 2000
                               (unaudited)



                                 Contents

Report of Ernst & Young LLP, Independent Auditors..............................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................3
Statements of Divisional Equity................................................4
Statements of Cash Flows.......................................................5
Notes to Financial Statements..................................................6

             Report of Ernst & Young, LLP, Independent Auditors


The Board of Directors
Metar ADC

We have audited the accompanying balance sheets of Metar Technologies (a development stage entity) - a division of Metar ADC as of December 31, 1998 and 1999 and the related statements of operations, divisional equity and cash flows for the period from March 1, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, and for the period from March 1, 1998 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metar Technologies (a development stage entity) - a division of Metar ADC at December 31, 1998 and 1999 and the results of its operations and its cash flows for the period from March 1, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, and for the period from March 1, 1998 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                           /s/ ERNST & YOUNG LLP

San Diego, California
November 27, 2000

                      Metar Technologies (a development stage entity) -
                                   a division of Metar ADC

                                        Balance Sheets

                                                      DECEMBER 31,              SEPTEMBER 30,
                                                  1998            1999              2000
                                              -----------------------------     -------------
                                                                                 (UNAUDITED)
ASSETS
Property and equipment, net                   $     27,110   $      16,573      $      7,474
                                              -----------------------------     -------------
Total assets                                  $     27,110   $      16,573      $      7,474
                                              =============================     =============

LIABILITIES AND DIVISIONAL EQUITY
Liabilities                                   $          -   $           -      $          -

Divisional equity:
  Net contribution from Metar ADC
     and related parties                           118,716         223,161           293,047
  Deficit accumulated during the
     development stage                             (91,606)       (206,588)         (285,573)
                                              -----------------------------     -------------
Total divisional equity                             27,110          16,573             7,474
                                              -----------------------------     -------------
Total liabilities and divisional equity       $     27,110   $      16,573      $      7,474
                                              =============================     =============

SEE ACCOMPANYING NOTES.

                                Metar Technologies (a development stage entity) -
                                             A division of Metar ADC

                                             Statement of Operations

                              FOR THE PERIOD                    FOR THE PERIOD                    FOR THE PERIOD
                               FROM MARCH 1,                     FROM MARCH 1,    FOR THE NINE     FROM MARCH 1,
                                   1998                              1998            MONTHS            1998
                              (INCEPTION) TO     YEAR ENDED     (INCEPTION) TO       ENDED        (INCEPTION) TO
                               DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,
                                   1998             1999             1999             1999             2000
                              --------------   --------------   --------------   --------------   --------------
                                                                                   (UNAUDITED)      (UNAUDITED)
Operating expenses:
   Research and development   $      96,327    $     105,736    $     202,063    $      69,401    $     271,464
   Selling, general and
     administrative                  24,000           28,800           52,800           21,600           74,400
                              --------------   --------------   --------------   --------------   --------------
Total operating expenses            120,327          134,536          254,863           91,001          345,864
                              --------------   --------------   --------------   --------------   --------------

Loss from operations                120,327          134,536          254,863           91,001          345,864

Net currency translation
  gains                              28,721           19,554           48,275           12,016           60,291
                              --------------   --------------   --------------   --------------   --------------

Net Loss                      $      91,606    $     114,982    $     206,588    $      78,985    $     285,573
                              ==============   ==============   ==============   ==============   ==============
SEE ACCOMPANYING NOTES.

                       Metar Technologies (a development stage entity) -
                                    a division of Metar ADC

                                Statements of Divisional Equity

                                                    NET            DEFICIT
                                                CONTRIBUTION     ACCUMULATED
                                               FROM METAR ADC    DURING THE          TOTAL
                                                AND RELATED      DEVELOPMENT       DIVISIONAL
                                                  PARTIES           STAGE            EQUITY
                                               --------------   --------------   --------------
Balance at March 1, 1998                       $           -    $           -    $           -
   Net contribution from Metar ADC
     and related parties                             118,716                -          118,716
   Net loss                                                -          (91,606)         (91,606)
                                               --------------   --------------   --------------
Balance at December 31, 1998                         118,716          (91,606)          27,110
   Net contribution from Metar ADC
     and related parties                             104,445                -          104,445
   Net loss                                                -         (114,982)        (114,982)
                                               --------------   --------------   --------------
Balance at December 31, 1999                         223,161         (206,588)          16,573
   Net contribution from Metar ADC
     and related parties (unaudited)                  69,886                -           69,886
   Net loss (unaudited)                                    -          (78,985)         (78,985)
                                               --------------   --------------   --------------
Balance at September 30, 2000 (unaudited)      $     293,047    $    (285,573)   $       7,474
                                               ==============   ==============   ==============

SEE ACCOMPANYING NOTES.

                                     Metar Technologies (a development stage entity) -
                                                  a division of Metar ADC

                                                  Statements of Cash Flows

                                         FOR THE PERIOD                    FOR THE PERIOD                    FOR THE PERIOD
                                          FROM MARCH 1,                     FROM MARCH 1,    FOR THE NINE     FROM MARCH 1,
                                              1998                              1998            MONTHS            1998
                                         (INCEPTION) TO     YEAR ENDED     (INCEPTION) TO       ENDED        (INCEPTION) TO
                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,
                                              1998             1999             1999             2000             2000
                                         --------------   --------------   --------------   --------------   --------------
                                                                                              (UNAUDITED)      (UNAUDITED)
OPERATING ACTIVITIES
Net loss                                 $     (91,606)   $    (114,982)   $    (206,588)   $     (78,985)   $    (285,573)
Adjustments to reconcile net loss to
   net cash used in operating
   activities:
Depreciation and amortization                    8,487           12,072           20,559            9,099           29,659
                                         --------------   --------------   --------------   --------------   --------------
Net cash used in operating activities          (83,119)        (102,910)        (186,029)         (69,886)        (255,914)

FINANCING ACTIVITIES
Net operations contributed by Metar
   ADC and related parties                     111,840          122,464          234,304           81,902          316,205
                                         --------------   --------------   --------------   --------------   --------------
Net cash provided by financing                 111,840          122,464          234,304           81,902          316,205
   activities


Effect of exchange rate changes on
   cash                                        (28,721)         (19,554)         (48,275)         (12,016)         (60,291)
                                         --------------   --------------   --------------   --------------   --------------
Net increase in cash and cash
   equivalents                                       -                -                -                -                -

Cash and cash equivalents at
   beginning of period                               -                -                -                -                -
                                         --------------   --------------   --------------   --------------   --------------
Cash and cash equivalents at end of
   period                                $           -    $           -    $           -    $           -    $           -
                                         ==============   ==============   ==============   ==============   ==============

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
Property and equipment contributed to
   Metar Technologies
   (NOTE 1 AND 4)                        $      35,597    $       1,535    $      37,132    $           -    $      37,132
                                         ==============   ==============   ==============   ==============   ==============

SEE ACCOMPANYING NOTES.

1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Metar Technologies - Internet Software Research and Development (a development stage entity) (the "Entity") is located Bucharest, Romania and has operated as a division of Metar ADC since March 1998. The Entity has been involved in the development of software for data transfer over the Internet. From its inception to September 30, 2000 the Entity has not separately invoiced for any products or services. Its activities to date have been in the research and development of software and related projects for the sole shareholder of Metar ADC.

The divisional statements of the Entity's operations for the periods ended December 31, 1999 and 1998 and September 30, 2000 (unaudited) include all expenses directly attributable to the Entity, including a corporate allocation of the costs of facilities, salaries, and employee benefits. Additionally, incremental corporate administration, finance, and management costs have been allocated to the Entity as applicable (see Note 4). All of the allocations reflected in the September 30, 2000 (unaudited) and the December 31, 1999 and 1998 financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Entity had been operated on a stand-alone basis.

BASIS OF PRESENTATION

The accompanying financial statements include the operations of the Entity as part of Metar ADC (on a carved-out basis) from its status as a division of Metar ADC for the periods ended September 30, 2000, December 31, 1999 and 1998 (covering the period from March 1, 1998 (inception) to December 31, 1998) (the "divisional statements"). The balance sheets at September 30, 2000, December 31, 1999 and 1998 represent the assets, liabilities and divisional equity of the Entity as part of Metar ADC. The divisional financial statements have been derived from the historical books and records of Metar ADC. The balance sheets at September 30, 2000, December 31, 1999 and 1998 include all assets and liabilities specifically identifiable and directly attributable to the Entity, which are derived from historical cost information of Metar ADC and related parties and which are presented at the carryover basis of the Entity.

Metar ADC maintains its accounting records and prepares its financial statements in Romanian Lei ("ROL") in accordance with the requirements of the Romanian accounting and tax legislation. The accompanying divisional financial statements differ from the financial statements prepared for Romanian statutory purposes in that they reflect certain adjustments, not reflected in the Company's accounting records, which are appropriate to present the financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States.

INTERIM FINANCIAL DATA

The financial statements as of September 30, 2000 and for the nine months then ended are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the financial information included, in accordance with generally accepted accounting principles. The results of operations for the interim period ended September 30, 2000 are not necessarily indicative of the results which may be reported for any other interim period or for the year ending December 31, 2000.

FOREIGN CURRENCY TRANSLATION

In accordance with criteria in FASB 52, Foreign Currency Translation, Romania is considered to be a hyperinflationary economy.

The financial statements of the Entity have been presented in Unites States ("US") dollars. Transactions and balances not already measured in US dollars (primarily ROL) have been re-measured into US dollars. Costs, capital and non-monetary assets and liabilities are translated at historical exchange rates prevailing at the date of transactions. Monetary assets and liabilities are translated at the exchange rate prevailing on the balance sheet date. Exchange gains and losses arising on the re-measurement of monetary assets and liabilities that are not denominated in US dollars are credited or charged to the Statement of Operations.

Exchange rate for one US dollar:

                               FOR THE PERIOD
                                FROM MARCH 1,                     FOR THE NINE
                                    1998                             MONTHS
                               (INCEPTION) TO     YEAR ENDED         ENDED
                                DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,
                                    1998             1999             2000
                                    ROL              ROL              ROL
                               --------------   --------------   --------------
At the period end                     10,951           18,255           24,117
Average for the period                 8,872           15,309           20,518

The ROL is not a convertible currency outside Romania. Within Romania, the official exchange rates are determined by the National Bank of Romania ("Central Bank") and are considered to be a reasonable approximation of market rates. The translation of ROL denominated assets and liabilities into US dollars for the purpose of these financial statements does not indicate that the Entity could realize or settle in US dollars the reported values of the assets and liabilities. Likewise, it does not indicate that the Entity could return or distribute the reported US dollar values of equity to its shareholders.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets (3 years for office equipment and 6 years for furniture) using the straight-line method. Property and equipment indicated as belonging to the Entity is owned by Metar ADC and does not belong directly to the Entity.

LONG-LIVED ASSETS

The Entity assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. The Entity has identified no such impairment losses.

REVENUE RECOGNITION

As the Entity has been in a development stage from inception to September 30, 2000, no revenue for products or services have arisen. The Company anticipates recognizing resources in the period services are performed or the product is delivered.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred and include direct costs and research related overhead.

COMPREHENSIVE INCOME

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. Because the Entity is considered to be in an hyperinflationary economy, all foreign currency translation gains have been included in the statements of operations. As a result, comprehensive loss and net loss has not been materially different to date.

SEGMENT REPORTING

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. The Entity has determined that it operates in only one segment. Accordingly, the adoption of this statement had no impact on the Company's financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Financial Instruments and for Hedging Activities, which provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. SFAS 133 is effective for fiscal years beginning after June 15, 2000. Management does not anticipate the SFAS 133 will have an impact on the Entity's results of operations or financial condition when adopted, as the Entity holds no derivative financial instruments and does not currently engage in hedging activities.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB 101 requires that license and other up-front fees be recognized over the term of the agreement unless the fee is in exchange for products delivered or services performed that represent the culmination of a separate earnings process. The effect of SAB 101 will not have a material effect on the Entity's prior period results.

                Metar Technologies (a development stage entity) -
                             a division of Metar ADC

                    Notes to Financial Statements (continued)


2.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                          DECEMBER 31,            SEPTEMBER 30,
                                      1998           1999             2000
                                  ------------   -------------   -------------
                                                                  (UNAUDITED)

Computer equipment                     34,575          36,110          36,110
Furniture and fixtures                  1,022           1,022           1,022
                                  ------------   -------------   -------------
                                       35,597          37,132          37,132
Less accumulated depreciation          (8,487)        (20,559)        (29,658)
                                  ------------   -------------   -------------
                                       27,110          16,573           7,474
                                  ============   =============   =============


3.  COMMITMENTS

LEASES

The Company leased facilities under an operating lease that expired on January 1, 1999. Rent expense was $16,000, $19,200, $35,200, $14,400, and $49,600 for
the period from March 1, 1998 (inception) to December 31, 1998, the year ended December 31, 1999, the period from March 1, 1998 (inception) to December 31, 1999, the nine months ended September 30, 2000 (unaudited), and for the period from March 1, 1998 (inception) to September 30, 2000 (unaudited), respectively. The Entity leases its facilities on a month-to-month basis.


4.  RELATED PARTY TRANSACTIONS

FUNDING

The Entity utilizes the centralized cash management services and processes related to, payables, payroll, and other activities of Metar ADC. The Entity's net cash requirements are funded by Metar ADC. Net cash financing provided by Metar ADC and related entities to the Entity was approximately $112,000 for the period from March 1, 1998 (inception) to December 31, 1998, $122,000 for the year ended December 31, 1999, and $82,000 for the nine months ended September 30, 2000 (unaudited). These amounts are included in the Entity's equity, less the impact of non- cash related transactions, such as depreciation expense and net translation gains. Capital advances financed by Metar ADC did not bear interest.

CORPORATE SERVICES

In accordance with the SAB 55, Allocation of expenses and related disclosure in financial statements of subsidiaries, divisions or lesser business components of another entity, expense allocations have been reflected in these financial statements. These expenses include corporate communications, management compensation and benefits administration, payroll, accounts payable, income tax compliance, and other administrative and finance overhead. Allocations and charges were based on either a direct cost pass- though for incremental corporate administration, finance and management costs and a percentage allocation of costs for other services provided based on factors such as headcount and relative expenditure levels. Such allocations and charges totaled $24,000, $28,000, $52,000, $21,600 and $73,600 for the period from March 1, 1998
(inception) to December 31, 1998, the year ended December 31, 1999, the period from March 1, 1998 (inception) to December 31, 1999, the nine months ended September 30, 2000 (unaudited), and for the period from March 1, 1998 (inception) to September 30, 2000 (unaudited), respectively. Management believes that the basis used for allocating corporate services is reasonable. However, the terms of these transactions may differ from those that would have resulted from transactions among unrelated parties.

                Metar Technologies (a development stage entity) -
                             a division of Metar ADC

                    Notes to Financial Statements (continued)


4.  RELATED PARTY TRANSACTIONS (CONTINUED)

Contribution from Metar ADC was used to fund the following:

                        FOR THE PERIOD                    FOR THE PERIOD                    FOR THE PERIOD
                         FROM MARCH 1,                     FROM MARCH 1,    FOR THE NINE     FROM MARCH 1,
                             1998                              1998            MONTHS            1998
                        (INCEPTION) TO     YEAR ENDED     (INCEPTION) TO       ENDED        (INCEPTION) TO
                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,
                             1998             1999             1999             2000             2000
                        --------------   --------------   --------------   --------------   --------------
                                                                             (UNAUDITED)      (UNAUDITED)
Operating expenses
   contributed by
   Metar ADC and
   related parties      $      83,119    $     102,910    $     186,029    $      69,886    $     255,915
                        --------------   --------------   --------------   --------------   --------------

Equipment
   contributed
   by Metar ADC and
   related parties             35,597            1,535           37,132                -           37,132
                        --------------   --------------   --------------   --------------   --------------

Total                   $     118,716    $     104,445    $     223,161    $      69,886    $     293,047
                        ==============   ==============   ==============   ==============   ==============


5.  SUBSEQUENT EVENTS (UNAUDITED)

On October 13, 2000 Metar ADC entered into a definitive agreement with Path 1 Network Technology, Inc. ("Path 1") to sell Path 1 certain technology and related intellectual property assets for $2 million in cash. In addition to the assets, the Entity will transfer a team of engineers to Path 1. The purchase is payable over a three-year period contingent upon satisfactory technology transfers.